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                                                                     EXHIBIT 4.1


                             The MacReport.Net, Inc.



                    25,000,000 SHARES PAR VALUE $0.0001 EACH
                                  COMMON STOCK

                                                                 See Reverse for
                                                              Certain Definition



This is to Certify that_________________________________________is the owner of

________________________________________________________________________________
             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                             The MacReport.Net, Inc.



transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated



              SECRETARY                               PRESIDENT